SCHEDULE 14A INFORMATION

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Martin Currie Business Trust
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MARTIN CURRIE BUSINESS TRUST

Saltire Court

20 Castle Terrace

Edinburgh, Scotland EH1 2ES

Important information for Shareholders of the MCBT Opportunistic EAFE Fund and the MCBT Global Emerging Markets Fund, each a series of Martin Currie Business Trust (individually a “Fund,” collectively the “Funds”)

SOLICITATION OF SHAREHOLDER CONSENT FOR ELECTION OF TRUSTEES

January 30, 2014

Shareholders of the Funds, which are the only operational series of Martin Currie Business Trust (the “Trust”), are requested by the trustees of the Trust to review the following information and approve the election of the proposed slate of trustees for the Trust.  To enable you to make an informed decision, the information in this document summarizes the trustee election requirements and provides some additional background information.

The nominees for trustees and their backgrounds are shown in the following pages.  While all but one of the nominees currently serve on the board of trustees of the Trust (the “Board”), you are being asked to vote to approve all of the members of the Board who are expected to continue to serve in that capacity after February 2014.  This information includes each nominee’s name, age, principal occupation(s) during the past 5 years, and other information about the nominee’s professional background, including other trusteeships or directorships held.  Each trustee, once in office, oversees all of the Funds and will serve until he or she resigns, dies or is removed, or, if sooner, until the election and qualification of his or her successor.

Please review the information below and submit the enclosed Action by Written Consent of Shareholders to the Trust’s investment manager, Martin Currie, Inc. (“Martin Currie”) as soon as possible, but in any event no later than February 14, 2014:

Attn: Lori McNally

c/o Martin Currie Offices

1350 Avenue of the Americas, Suite 3010

New York, NY  10019

lmcnally@martincurrie.com

Tel: +1-212-258-1901

Fax: +1-212-258-1919

If you have any questions, please feel free to contact Lori McNally at the telephone number or email address above.

Who is Eligible to Consent?

All shareholders of record of the Trust as of the opening of business on December 31, 2013 are entitled to consent in writing to the election of the trustees.

Proposed Candidates

Name / Age	Role with the Trust	Professional Background, other Directorships, if any, and Principal Occupation(s) During the Past 5 Years
Current Independent Trustee

Patrick R. Wilmerding (70)	Currently serving as independent trustee of Martin Currie Business Trust (since 1994)

Mr. Wilmerding is a self-employed investment manager. He is a member of the Advisory Committee to HealthpointCapital Fund I, a private equity fund. Mr. Wilmerding was formerly a Director of The Providence Journal (a newspaper), a Director of Lenox Capital (a private equity firm), and Division Executive of The First National Bank of Boston (a bank). He holds no other directorships.

New Independent Trustee

John W. Everets (67)	Nominee for independent trustee of Martin Currie Business Trust

Mr. Everets is the Chairman of the Board and Chief Executive Officer of The Bank of Maine. From 2006 to 2010, Mr. Everets was also the Chairman of Yorkshire Capital, a financial services firm. Mr. Everets was formerly a Director at Microfinancial Incorporated (a financial intermediary) and a Director of the Financial Security Assurance Holdings Ltd. He serves as a Director of The Eastern Company (a manufacturer of industrial hardware, security products, and metal castings).

Current Interested Trustee

Jamie Skinner (52)	Currently serving as trustee of Martin Currie Business Trust (since 2010)

Mr. Skinner is a director of Martin Currie, Inc., the investment adviser and manager of the Trust. Mr. Skinner is a Director of Client Services at Martin Currie Investment Management Ltd., the parent company of Martin Currie Inc. and the Trust. Mr. Skinner currently serves as President of the Trust.(1)

(1)  Mr. Skinner is deemed to be an “interested person” (as defined in the Investment Company Act of 1940) by virtue of his positions as an officer of the Trust, director of Martin Currie Inc., and his position as head of client services of Martin Currie Investment Management Ltd.

Mr. Wilmerding has over 40 years of professional experience in the investment management and financial services industries.  Currently, Mr. Wilmerding is the Chairman of Private Signals, a private investment management and venture capital firm.   Mr. Wilmerding was previously a Division Executive with the First National Bank of Boston.  Mr. Wilmerding has acquired skills through extensive experience in the investment management and financial services industries and previous service as a member of the Board that qualify him to serve as a trustee.

Mr. Everets has decades of professional experience in the investment management and financial service industries, including his current position as Chief Executive Officer of the Bank of Maine and over ten years as Chairman of H.P.S.C. (an asset lending company).  Mr. Everets has also served on multiple boards of directors.  The skills and experience Mr. Everets has acquired in the investment management and financial industries as well as through his service on other boards of directors qualify him to serve as a trustee.

Mr. Skinner has over 20 years of professional experience in the investment management and financial services industries.  He was appointed head of client services by Martin Currie in 2004, having previously held primary responsibility for Martin Currie’s clients outside of North America for five years. His principal responsibility now is the relationship management of the independent boards of all Martin Currie’s funds. He joined Martin Currie from Cazenove & Co., where he was managing director of the company’s Johannesburg office.  Mr. Skinner started with Cazenove in London in 1989 as a corporate finance executive after qualifying as a chartered accountant with Coopers & Lybrand.  He has acquired skills through extensive experience in the investment management and financial services industries and previous service as a member of the Board that qualify him to serve as a trustee.

Description of Current Board, Trustee Roles and Responsibilities

The Board currently consists of Simon D. Eccles, Jamie Skinner, and Patrick R. Wilmerding.  Each trustee oversees all of the series of the Trust, which consists of four series, two of which are currently operational.  Messrs. Eccles and Wilmerding currently constitute all of the trustees who are not “interested persons” of the Funds or Martin Currie as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), which are referred to herein individually as an “Independent Trustee” and collectively as the “Independent Trustees.”  Although there is no chairman of the Board, currently many administrative tasks (including the setting of agendas) are often coordinated by, or at the direction of, Jamie Skinner, the Interested Trustee.  Mr. Eccles has stated his intention to resign from the Board as of the election his replacement.

Although trustees do not manage fund portfolios, the Board is responsible for the overall management and supervision of the Trust’s affairs and for protecting the interests of shareholders.  The Board meets periodically throughout the year to oversee the Trust’s activities, review contractual arrangements with service providers, monitor compliance with regulatory requirements, and review performance.  In carrying out these responsibilities, the trustees are assisted by the Funds’ auditors and by other experts and service providers as appropriate.  The Independent Trustees meet periodically as a group in executive session.  The Board met four times in the last full fiscal year, which ended on April 30, 2013.  No members of the Board attended fewer than 75 percent of the aggregate of: (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he served.

Each trustee, once appointed or elected, serves as trustee of the Trust until he or she resigns, dies or is removed, or, if sooner, until the election and qualification of his or her successor.

The Board has not established a separately designated Audit Committee.  The full Board, including the Independent Trustees, oversees the accounting and financial reporting of the Trust and the audits of the financial statements of the Trust.  The Independent Trustees review the arrangements for and the results of the annual audit and discuss with the Trust’s independent auditors matters relating to the Trust’s financial statements.  The Board believes that the Independent Trustees collectively possess the knowledge and experience necessary to execute the Board’s audit oversight functions and duties.  In reaching this conclusion, the Board considered the knowledge and experience of each of the Independent Trustees and the institutional nature of the Trust (shares of which may be sold only in private transactions to “accredited investors”).

The Board has established a Valuation Committee to exercise the Trustees’ powers and responsibilities with respect to the valuation of the Trust’s portfolio securities and other assets in observance of valuation procedures adopted by the Board, as amended from time to time.  The Valuation Committee members are Mr. Wilmerding and Mr. Skinner.  The Valuation Committee held no meetings during the last fiscal year.

The Board has established a Nominating Committee to exercise the Trustees’ powers and responsibilities with respect to the election of Independent Trustees.  The Nominating Committee recommends Independent Trustee candidates to the Independent Trustees.  The Nominating Committee does not have a formal policy for considering nominees recommended by shareholders.  The Board considers it appropriate not to have such a policy because the Funds’ investors are large institutional clients of Martin Currie that would have clear means of communicating any requests or concerns as to governance without a need for such a policy.  The Nominating Committee does not have a charter.  The Nominating Committee considers both a potential nominated trustee’s experience in the investment management and financial sectors as well as a potential nominated trustee’s experience on other boards of directors before making its recommendations; there are no specific minimum qualifications that must be met by a Nominating Committee-recommended nominee for trustee of the Trust.  The Nominating Committee consists exclusively of the Trust’s Independent Trustees, Messrs. Eccles and Wilmerding.  The Nominating Committee held no meetings during the last fiscal year ended April 30, 2013.  The Nominating Committee met on October 17, 2013, to discuss potential trustee candidates, and on that date the Nominating Committee nominated and recommended John Everets, Jamie Skinner, and Patrick Wilmerding as trustees of the Trust following the retirement of Simon Eccles in 2014.

Each Independent Trustee receives compensation in the amount of $25,000 per annum.  The Trust pays no compensation to its officers or to the trustees who are Interested Trustees.

None of the current or proposed trustees is currently a shareholder of any of the Funds.

Shareholders may direct communications to the Board as a whole or to specified individual trustees by submitting them to the following address:

Martin Currie Business Trust

c/o Martin Currie, Inc.

Attention: “Board of Trustees” or any specified trustee(s)

Saltire Court

20 Castle Terrace

Edinburgh, Scotland

United Kingdom  EH1 2ES

Trustee Election by Shareholders

The Trust is an open-end series investment company organized as a Massachusetts business trust under the laws of the Commonwealth of Massachusetts by an Agreement and Declaration of Trust (“Declaration of Trust”) dated May 20, 1994, as subsequently amended from time to time.  The Trust is registered with the Securities and Exchange Commission (the “SEC”) as an investment company under the 1940 Act, though its shares are offered privately pursuant to an exemption from registration under the Securities Act of 1933.  The Trust currently consists of four diversified series; the Funds are the only operational series of the Trust.

The Declaration of Trust provides that trustees may be elected by shareholders at a shareholder meeting called for such purpose.  The Declaration of Trust also provides that any action taken by shareholders may be taken without a meeting if shareholders holding a majority of the shares entitled to vote on the matter and/or holding a majority of the shares of any series or class entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of shareholders.  Such consent shall be treated for all purposes as a vote taken at a meeting of shareholders. For purposes of this consent, the shares of both Funds shall vote as a single class.

While the Trust does not hold regular shareholder meetings, special meetings of shareholders may be called, or written consents may be solicited, for purposes such as electing or removing trustees, changing a fundamental investment policy or approving an investment advisory agreement.  The 1940 Act and the Amended and Restated Bylaws of the Trust require a shareholder vote to elect trustees if, without such a vote, less than a majority of the trustees then in office would have previously been elected by shareholders.  Mr. Wilmerding is the only nominee who has previously been elected by a shareholder vote, as Mr. Skinner was appointed by the Board on December 8, 2010 and Mr. Everets has been nominated to begin his service as of February 19, 2014.

Requested Action

You are being requested to consent to the election of the trustees proposed above by completing the enclosed Action by Written Consent of Shareholders.  Once shareholders holding a majority of the shares of the Trust have consented to the election of the trustees in writing, each trustee will serve as trustee of the Trust effective February 19, 2014 until he resigns, dies or is removed, or, if sooner, until the election and qualification of his successor.

If you consent to the election of the trustees as described above, please execute the enclosed Action by Written Consent of Shareholders and return the signed document to Martin Currie, the Trust’s investment manager, as soon as possible, but in any event on or before February 14, 2014, to Ms. Lori McNally at Martin Currie via mail, email or fax as follows:

Attn: Lori McNally

c/o Martin Currie Offices

1350 Avenue of the Americas, Suite 3010

New York, NY  10019

lmcnally@martincurrie.com

Tel: +1-212-258-1901

Fax: +1-212-258-1919

Further Information

Trust Ownership of Each Director or Nominee for Election as Director as of December 31, 2013

Name of Director or Nominee	Dollar Range of Equity Securities in the Funds	Dollar Range of Equity Securities in All Funds Overseen or to be Overseen by Director or Nominee in Family of Investment Companies
John W. Everets	MCBT Opportunistic EAFE Fund — none MCBT Global Emerging Markets Fund — none	None
Jamie Skinner	MCBT Opportunistic EAFE Fund — none MCBT Global Emerging Markets Fund — none	None
Patrick R. Wilmerding	MCBT Opportunistic EAFE Fund — none MCBT Global Emerging Markets Fund — none	None

Financial Information

A copy of the Trust’s most recent annual report and semi-annual report are available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov.  If you would like a hard copy of the annual report and most recent semi-annual report, the Trust will furnish such copies without charge upon request via first-class mail within three business days of such request.  Please direct requests for hard copies of the reports to the following address:

Attn: Lori McNally

c/o Martin Currie Offices

1350 Avenue of the Americas, Suite 3010

New York, NY  10019

lmcnally@martincurrie.com

Tel: +1-212-258-1901(2)

Limitation of Trustee Liability

The Declaration of Trust provides that the trustees will not be liable for errors of judgment or mistakes of fact or law and provides for indemnification by the Trust of the trustees and officers of the Trust except with respect to any liability to which the trustee or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Independent Registered Public Accounting Firm

Ernst & Young LLP (“E&Y”), 200 Clarendon St., Boston, Massachusetts 20116, an independent registered public accounting firm, has served as the independent registered public accounting firm of the Trust since May 10, 2012.  The Board unanimously approved the selection of E&Y as independent registered public accounting firm for the current fiscal year on July 8, 2013.

The following table presents fees billed in each of the last two fiscal years for services rendered to the Trust by the Trust’s independent registered public accounting firm:

Fiscal Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2012	$86,000	$0	$20,000	$0
2013	$90,000	$0	$20,000	$0

Audit fees include amounts for auditing and reporting on the financial statements and the financial highlights included in the Fund’s annual report to the shareholders, issuance of the auditor’s consent to be included in the Amendment to the Registration Statement, issuance of the

(2)  Shareholders requesting copies of the annual or semi-annual reports may call this number collect and Martin Currie will accept the charges.

auditor’s report on internal controls for inclusion in form N-SAR and provision of comments on the Trust’s interim financial statements (as requested).

Tax fees include amounts for services rendered to the Trust for tax compliance, tax planning and tax advice.

The aggregate non-audit fees billed by the Trust’s accountant for services rendered to the Trust and rendered to the Trust’s investment adviser and any entity controlling, controlled by, or under common control with the adviser that provides ongoing services to the Trust were as follows:

2012:                $1,346,090

2013:                $1,782,073

The Board has established pre-approval procedures pursuant to paragraph (c)(7)(i)(B) of Rule 2-01 of Regulation S-X, which include regular pre-approval procedures and interim pre-approval procedures.  Under the regular pre-approval procedures, the Board pre-approves at its regularly scheduled meetings audit and non-audit services that are required to be pre-approved under paragraph (c)(7) of Rule 2-01 of Regulation S-X. Under the interim pre-approval procedures, any member of the Board who is an Independent Trustee is authorized to pre-approve a proposed engagement that arises between regularly scheduled Board meetings and that needs to commence prior to the next regularly scheduled meeting. Such Independent Trustee must report to the full Board at its next regularly scheduled meeting on the pre-approval decision.  The pre-approval procedures also provide that certain specific types of engagements in amounts less than $10,000 are pre-approved without further action of the Board.

For each of the Trust’s last two fiscal years, the Trust’s principal accountant did not bill for services required to be approved pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X.

In evaluating the independence of the Trust’s accountant, the Board considered the provision of non-audit services, which were not pre-approved pursuant to Rule 2-01(c)(7)(ii) of Regulation S-X, rendered to the Trust’s investment adviser and any entity controlling, controlled by or under common control with the investment adviser that provides ongoing services to the Trust.  No such services were provided during the most recent fiscal year.

Officers and Other Information

All of the officers of the Trust are employees of Martin Currie or its affiliates.  Because of their positions with Martin Currie or its affiliates, Mr. Skinner (nominee for trustee of the Trust) and the other officers of the Trust will benefit from management fees and service charges paid or allowed by the Funds.  In addition to Mr. Skinner, the other officers of the Trust are as follows:

Name and Age(1)	Position(s) Held with Trust	Length of Time Served(2)	Principal Occupations During Past 5 Years(3)
Officers (other than officers who are also trustees or nominated trustees)
Ralph Campbell (46)	Vice President and Treasurer	Since 2005

Director of Martin Currie (Holdings) Limited (parent company); Director of Martin Currie (Bermuda) Limited; Director of the following companies: Martin Currie Investment Management Limited; Martin Currie Trustees Limited (trustee company); Martin Currie Inc.; Moorgate Investment Management Limited; Martin Currie Pte Limited. Formerly: Director of Finance of GE Capital Auto Financing; Edinburgh International Investment Trust (dissolved 2008); Martin Currie Global Investors Limited (dissolved 2011); Scottish Unit Managers Limited (dissolved 2011); Western Canada Investment Company Limited (dissolved 2011); MarView Investment Partnership LLP (dissolved 2012); Martin Currie Services Limited (dissolved 2008); Martin Currie Management Limited (dissolved 2011).

Nigel Anderson (43)	Chief Compliance Officer	Since 2013	Head of Compliance, Martin Currie Investment Management Limited; Senior Compliance Advisor of Martin Currie Investment Management Limited.

(1)  The address of each officer of the Trust is c/o Martin Currie, Inc, Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES.

(2)  The President, Treasurer, and the Clerk of the Trust are elected annually by the Board.  Other officers may be elected or appointed by the trustees at any time.

(3)  Previous positions during the past five years with any company within the Martin Currie group of companies are omitted if not materially different from the positions listed.

(4) Anthony Mcateer resigned as Clerk of the Trust effective December 6, 2013, when he ceased to be an employee of Martin Currie.

Compensation to Trustees and Officers in Last Fiscal Year

Name & Position	Aggregate Compensation from Fund	Pension or Retirement Benefits Accrued As Part of Funds’ Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund and Fund Complex Paid to Trustees
Patrick R. Wilmerding, Trustee	$25,000	—	—	$25,000
Simon D. Eccles, Trustee	$25,000	—	—	$25,000
Jamie Skinner, Trustee and President(1)	—	—	—	—

(1)  Interested Trustee.

Outstanding Shares of the Funds as of October 30, 2013

Fund and Class	Outstanding Shares
MCBT Opportunistic EAFE Fund	837,998
MCBT Global Emerging Markets Fund	8,585,563

5% Beneficial Ownership as of October 30, 2013

For the MCBT Opportunistic EAFE Fund, The City of Dearborn Heights, located at 411 West Lafayette, Detroit, MI 48275, owned 460,179 shares, equivalent to 54.91% of the voting securities of the Fund; and Hudson River Foundation, located at 17 Battery Place, Suite 915, New York, NY 10004, owned 377,819 shares, equivalent to 45.09% of the voting securities of the Fund.

For the MCBT Global Emerging Markets Fund, the State Universities Retirement System of Illinois, located at 1901 Fox Drive, P.O. Box 2710, Champaign, IL 61825, owned 6,536,346 shares, equivalent to 74.99% of the voting securities of the Fund; International-American Development Bank, located at 1300 New York Avenue, N.W., Stop E-507, Washington, D.C. 20577, owned 1,457,079 shares, equivalent to 16.97% of the voting securities of the Fund; and Burlington Employees’ Retirement System, located at 179 South Winooski Ave., Suite 100, Burlington, VT 05401, owned 690,139 shares, equivalent to 8.04% of the voting securities of the Fund.

MARTIN CURRIE BUSINESS TRUST

Action by Written Consent of the Shareholders

Dated as of February 18, 2013

The undersigned, representing at least a majority of Shares of Martin Currie Business Trust (the “Trust”), consent to the following actions and adopt the following votes:

Election of Trustees

VOTED:	That the number of Trustees of the Trust be, and it hereby is, fixed at three.

VOTED:	That the following persons be, and each hereby is, elected as Trustees of the Trust, to serve in accordance with the Trust’s Declaration of Trust and bylaws.

John W. Everets

Jamie Skinner

Patrick R. Wilmerding

This consent may be executed in one or more counterparts and shall be filed with the records of the meetings of Shareholders and shall be treated for all purposes as action taken at a meeting of Shareholders.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have executed this Action by Written Consent of the Shareholders as of the date first set forth above.

BY:

Name:
Title:

[Signature page — Action by Written Consent of the Shareholders]